Exhibit 3.3

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
NUVOX, INC.

It is hereby certified that:

        1.      The name of the corporation (hereinafter called the "Corporation") is NuVox, Inc., a Delaware corporation.

        2.      The certificate of incorporation of the Corporation is hereby amended (as amended, the "Certificate of Incorporation") by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

                                  FOURTH:

A.        Classes and Number of Shares.

                        The aggregate number of shares of capital stock which the Corporation is authorized to issue is 1,700,000,000 shares, consisting of:

                         (i)        900,000,000 shares of common stock, par value $.01 per share ("Common Stock"); and

                        (ii)        800,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which (a)26,850,000 shares are designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), (b) 3,125,000 shares are as Series A-1 Convertible Preferred Stock ("Series A-1 Preferred Stock"), (c) 30,430,612 shares are designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"), (d) 5,374,481 shares are designated as Series C-1 Convertible Preferred Stock ("Series C-1 Preferred Stock"), (e) 15,786,710 shares are designated as Series C-2 Convertible Preferred Stock ("Series C-2 Preferred Stock"), (f) 17,735,703 shares are designated as Series C-3 Convertible Preferred Stock ("Series C-3 Preferred Stock"), (g) 155,000,000 shares are designated as Series D Convertible Preferred Stock ("Series D Preferred Stock"), (h) 80,550,000 shares are designated as Series E-1 Convertible Preferred Stock ("Series E-1 Preferred Stock"), (i) 12,500,000 shares are designated as Series E-2 Convertible Preferred Stock ("Series E-2 Preferred Stock"), (j) 133,284,618 shares are designated as Series E-3 Convertible Preferred Stock ("Series E-3 Preferred Stock"), (k) 16,486,756 shares are designated as Series E-4 Convertible Preferred Stock ("Series E-4 Preferred Stock"), (l) 281,415 shares are designated as Series E-5 Convertible Preferred Stock ("Series E-5 Preferred Stock"), (m) 681,793 shares are designated as Series E-6 Convertible Preferred Stock ("Series E-6 Preferred Stock") , (n) 5,180,000 shares are designated as Series E-7 Convertible Preferred Stock ("Series E-7 Preferred Stock"), (o) 663,599 shares are designated as Series E-8 Convertible Preferred Stock ("Series E-8 Preferred Stock"), (p) 1,388,154 shares are designated as Series E-9 Convertible Preferred Stock ("Series E-9 Preferred Stock"), (q) 5,202,623 shares are designated as Series E-10 Convertible Preferred Stock ("Series E-10 Preferred Stock"), (r) 221,200 shares are designated as Series E-11 Convertible Preferred Stock ("Series E-11 Preferred Stock"), (s) 213,014,284 shares are designated as Series E-12 Convertible Preferred Stock ("Series E-12 Preferred Stock" and together with the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series E-5 Preferred Stock, Series E-6 Preferred Stock, Series E-7 Preferred Stock, Series E-8 Preferred Stock, Series E-9 Preferred Stock, Series E-10 Preferred Stock and Series E-11 Preferred Stock, the "Series E Preferred Stock"), and (t) 24,000,000 shares are designated as Series F-1 Convertible Preferred Stock ("Series F-1 Preferred Stock").

B.        Preemptive Rights.

                         Except as may otherwise be provided by agreement among stockholders of the Corporation, no stockholder of any class of stock of the Corporation shall have any preemptive right to acquire any additional shares of stock of the Corporation of any class or series or any security convertible into, or exercisable or exchangeable for, such stock.

C.        Terms of Preferred Stock.

                        1.        Series A, Series A-1, Series B, Series C-1, Series C-2, Series C-3, Series D, Series E and Series F-1 Preferred Stock.      The preferences and relative, participating, optional and other special rights of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, each series of Series E Preferred Stock and Series F-1 Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

(i)        Dividends.

             The holders of shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock shall not be entitled to receive any fixed dividends thereon. No dividends or other distributions shall be made with respect to any such series of Preferred Stock unless equivalent dividends or other distributions are simultaneously made on a pro rata basis to all holders of each such Series; provided, however, that in the case of a dividend payable in additional shares of Preferred Stock, the holders of Series A Preferred Stock shall receive additional shares of Series A Preferred Stock, the holders of Series A-1 Preferred Stock shall receive additional shares of Series A-1 Preferred Stock, the holders of Series B Preferred Stock shall receive additional shares of Series B Preferred Stock, the holders of Series C-1 Preferred Stock shall receive additional shares of Series C-1 Preferred Stock, the holders of Series C-2 Preferred Stock shall receive additional shares of Series C-2 Preferred Stock, the holders of Series C-3 Preferred Stock shall receive additional shares of Series C-3 Preferred Stock, the holders of Series D Preferred Stock shall receive additional shares of Series D Preferred Stock, the holders of each series of Series E Preferred Stock shall receive additional shares of such series of Series E Preferred Stock and the holders of Series F-1 Preferred Stock shall receive additional shares of Series F-1 Preferred Stock.

(ii)         Redemption.

              The shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock shall not be redeemable at the election of the Corporation at any time except pursuant to the terms of an agreement between the Corporation and the holder or holders of any of such shares. No shares of any such series of Preferred Stock shall be reacquired for value by the Corporation other than (i) pursuant to a purchase offer made on a pro rata basis to all holders of each such series of Preferred Stock or (ii) in connection with any "cashless exercise" or "net issue exercise" of a warrant in accordance with the terms of any such warrant, including, without limitation, any of those "Series D Warrants" (as defined in the Securities Purchase Agreement) or "Series E Warrants" (as defined in the Securities Purchase Agreement) of the Corporation, in each case, issued pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement") under which the Corporation's Series D Preferred Stock was originally issued.

(iii)         Liquidation Rights.

              (a)        Series D Preferred Stock.      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, to the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock or to the holders of any other stock of the Corporation ranking junior to the shares of Series D Preferred Stock, by reason of their ownership thereof, distributions equal to the greater of (i) an amount equal to the sum of (x) the amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) of $3.00 per share then held by them, plus (y) an amount equal to a preferred return, for each share of Series D Preferred Stock, of eight percent (8%) per annum on an amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) of $1.50 per share, with such return to begin accruing as of the date of issuance of any such share or (ii) the amount such holder of Series D Preferred Stock would have received as a holder of shares of Common Stock issuable upon the conversion of such Series D Preferred Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series D Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

              (b)        Series E Preferred Stock.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Series E Preferred Stock shall be entitled to receive, in parity with the holders of Series F-1 Preferred Stock, after the distribution of the full preferential amount to holders of Series D Preferred Stock provided for in paragraph (a) of this Section C.1(iii) but prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to holders of the Corporation's Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock or any other stock of the Corporation ranking junior to the shares of Series E Preferred Stock or Series F-1 Preferred Stock, by reason of their ownership thereof, distributions equal to the greater of (i) an amount equal to the sum of (x) the amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) of $1.18 per share for each share of Series E-1 Preferred Stock, $1.14 per share for each share of Series E-2 Preferred Stock, $1.08 per share for each share of Series E-3 Preferred Stock, $1.00 per share for each share of Series E-4 Preferred Stock, $0.92 per share for each share of Series E-5 Preferred Stock, $0.90 per share for each share of Series E-6 Preferred Stock, $0.50 per share for each share of Series E-7 Preferred Stock, $0.30 per share for each share of Series E-8 Preferred Stock, $0.13 per share for each share of Series E-9 Preferred Stock, $0.11 per share for each share of Series E-10 Preferred Stock, $0.0045 per share for each share of Series E-11 Preferred Stock and $1.08 per share for each share of Series E-12 Preferred Stock (each, a "Series E Initial Amount") then held by them, plus (y) an amount equal to a preferred return, for each share of such series of Series E Preferred Stock, on the respective Series E Initial Amount of eight percent (8%) per annum, with such return to begin accruing as of the Original Issue Date (as defined under paragraph (d)(I)(2) of Section C.1(iv) below), or (ii) the amount such holder of such series of Series E Preferred Stock would have received as a holder of shares of Common Stock issuable upon the conversion of such Series E Preferred Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such an event, following the distribution of the full preferential amounts to holders of Series D Preferred Stock provided for in paragraph (a) of this Section C.1(iii), the assets and funds thus distributed among the holders of Series F-1 Preferred Stock and the various series of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F-1 Preferred Stock and the various series of Series E Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

              (c)        Series F-1 Preferred Stock.   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series F-1 Preferred Stock shall be entitled to receive, in parity with the holders of the various series of Series E Preferred Stock, after the distribution of the full preferential amount to holders of Series D Preferred Stock provided for in paragraph (a) of this Section C.1(iii), but prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to holders of the Corporation's Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock or any other stock of the Corporation ranking junior to the shares of Series E Preferred Stock or Series F-1 Preferred Stock, by reason of their ownership thereof, distributions equal to the greater of (i) an amount equal to the sum of (x) the amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) of $0.59 per share for each share of Series F-1 Preferred Stock (the "Series F-1 Initial Amount"), plus (y) an amount equal to a preferred return, for each share of Series F-1 Preferred Stock, on the Series F-1 Initial Amount, of eight percent (8%) per annum, with such return to begin accruing as of the date of issuance of any such share, or (ii) the amount such holder of Series F-1 Preferred Stock would have received as a holder of shares of Common Stock issuable upon the conversion of such Series F-1 Preferred Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such an event, following the distribution of the full preferential amounts to holders of Series D Preferred Stock provided for in paragraph (a) of this Section C.1(iii), the assets and funds thus distributed among the holders of the Series F-1 Preferred Stock and the various series of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F-1 Preferred Stock and the various series of Series E Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

              (d)        Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock shall be entitled to receive, after the distribution of the full preferential amounts to holders of Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock provided for in paragraphs (a), (b) and (c) of this Section C.1(iii), but prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other stock of the Corporation ranking junior to the shares of such series of Preferred Stock, by reason of their ownership thereof, distributions equal to the greater of (i) an amount equal to the sum of (x) the amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) of $3.00 per share for each share of Series A Preferred Stock, $4.00 per share for each share of Series A-1 Preferred Stock, $7.00 per share for each share of Series B Preferred Stock, $2.17 per share for each share of Series C-1 Preferred Stock, $3.39 per share for each share of Series C-2 Preferred Stock and $3.84 per share for each share of Series C-3 Preferred Stock (each, an "Initial Amount") then held by them, plus (y) an amount equal to a preferred return, for each share of such series of Preferred Stock, on the respective Initial Amount of eight percent (8%) per annum, with such return to begin accruing as of the date of issuance of any such share, or (ii) the amount such holders of Preferred Stock would have received as holders of shares of Common Stock issuable upon the conversion of such Preferred Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such an event, following the distribution of the full preferential amounts to holders of Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock provided for in paragraphs (a), (b) and (c) of this Section C.1(iii), the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

              (e)        After the payment to the holders of shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock of the full preferential amounts provided for in paragraphs (a), (b), (c) and (d) of this Section C.1(iii), the holders of shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock as such shall have no right or claim to the remaining assets and funds of the Corporation, if any.

              (f)        For purposes of this Article Fourth of the Certificate of Incorporation, (1) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (2) any sale or other disposition of all or substantially all of the assets of the Corporation or sale or other disposition of all the outstanding stock of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock to receive at the closing in cash, securities or other property (valued as provided in paragraph (g) of this Section C.1(iii)) amounts as specified in paragraphs (a), (b), (c) and (d) of this Section C.1(iii).

              (g)        Whenever the distribution provided for in this Section C.1(iii) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

(iv)        Conversion.    The holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock shall have conversion rights as follows:

              (a)        Right to Convert.    Each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) (i) $3.00, with respect to Series A Preferred Stock, (ii) $4.00, with respect to the Series A-1 Preferred Stock, (iii) $7.00, with respect to Series B Preferred Stock, (iv) $2.17, with respect to Series C-1 Preferred Stock, (v) $3.39, with respect to Series C-2 Preferred Stock, (vi) $3.84, with respect to Series C-3 Preferred Stock, (vii) $1.50, with respect to the Series D Preferred Stock, (viii) $1.00, with respect to the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock and Series E-12 Preferred Stock, (ix) the Series E Initial Amount applicable to the Series E-5 Preferred Stock, Series E-6 Preferred Stock, Series E-7 Preferred Stock, Series E-8 Preferred Stock, Series E-9 Preferred Stock, Series E-10 Preferred Stock or Series E-11 Preferred Stock, as the case may be, with respect to each such series of Series E Preferred Stock, and (x) $0.59, with respect to each share of Series F-1 Preferred Stock (in each case, as appropriately adjusted for any stock dividends, combinations or splits with respect to the outstanding Preferred Stock), by (y) the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion in accordance with paragraph (c) of this Section C.1(iv). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E-1 through Series E-4 and Series E-12 Preferred Stock, Series E-5 through Series E-11 Preferred Stock, and Series F-1 Preferred Stock (each, a "Conversion Price") shall initially be (i) $3.00, (ii) $4.00, (iii) $7.00, (iv) $2.17, (v) $3.39, (vi) $3.84, (vii) $1.50, (viii) $1.00, (ix) the Series E Initial Amount applicable to the shares of the applicable series of Series E Preferred Stock and (x) $0.59, respectively, per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided. Immediately following and taking into account the consummation of the purchase and sale of all of the shares of Series D Preferred Stock, Series D Warrants and Series E Warrants contemplated by the Securities Purchase Agreement, the Conversion Price for the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock shall be: (i) $1.04, (ii) $1.30, (iii) $2.05, (iv) $0.84, (v) $1.14 and (vi) $1.26, respectively, per share of Common Stock.

              (b)        Automatic Conversion.   Subject to the proviso hereto, each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $1.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock), in which the aggregate proceeds to the Corporation and/or any selling stockholders (prior to underwriters' discounts and expenses) are at least $50,000,000; provided, that if such public offering price in such offering shall be less than $3.00 per share, the number of shares of Common Stock to be issued on such conversion of shares of Series D Preferred Stock under this paragraph (b) pursuant to the then in effect Conversion Price shall be increased by multiplying such number by a fraction, the numerator of which shall be $3.00 and the denominator of which shall be such public offering price per share.

              (c)        Mechanics of Conversion.

                           (I)         Before any holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock shall be entitled to convert the any of such shares into shares of Common Stock pursuant to paragraph (a) of this Section C.1(iv), such holder shall surrender the certificate or certificates evidencing such shares, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office of the number of shares that such holder elects to so convert and shall state therein the name or names in which such holder wishes the certificate or certificates for such shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter (but in any event within 20 business days thereafter), issue and deliver to such holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and, if applicable, a certificate or certificates representing any such shares of any such Preferred Stock that are not being so converted (but were otherwise represented by a certificate that included shares that were being so converted). Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate or certificates for the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock, as the case may be, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (II)         In the event of an automatic conversion pursuant to paragraph (b) of this Section C.1(iv), the conversion may, at the option of any holder tendering shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock shall not be deemed to have converted such series of Preferred Stock until immediately prior to the closing of such sale of securities. No holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock shall receive certificates for shares of Common Stock upon such conversion unless and until such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock and shall give written direction to the Corporation of the name or names in which such holder wishes the certificate or certificates for such shares of Common Stock to be issued. Until surrendered as provided above, each certificate previously representing shares of Preferred Stock shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

              (d)        Adjustments to Conversion Price for Certain Diluting Issues.

                           (I)         Special Definitions.    For purposes of paragraph (d) of this Section C.1(iv), the following definitions apply:

                                        (1)         "Options" shall mean rights, options and warrants to subscribe for, purchase or otherwise acquire Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock , Series E Preferred Stock or Series F-1 Preferred Stock or Convertible Securities (defined below).

                                        (2)        "Original Issue Date" shall mean:

                                                      (A)     for Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series D Preferred Stock (except as provided below in (B)) or Series F-1 Preferred Stock, the first date on which a share of any such series was first issued by the Corporation; or

                                                      (B)     for shares of Series D Preferred Stock issued on exercise of the Corporation's Series D Warrants, the date on which the applicable Series D Warrant was issued; or

                                                      (C)      for shares of the various series of Series E Preferred Stock, September 1, 2001; or

                                                      (D)      for Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock, September 1, 2000.

                                        (3)        "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                        (4)        "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subparagraph (d)(III) of this Section C.1(iv), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable in any of the following transactions;

                                                      (A)      upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock;

                                                      (B)      to officers, directors or employees of, or consultants or advisers to, the Corporation pursuant to stock option or stock purchase plans, warrants or agreements on terms from time to time approved by the Corporation’s Board of Directors (the “Board of Directors”) (including, without limitation, shares of Common Stock issued or issuable pursuant to stock options or warrants assumed in connection with acquisitions described in clause (E) below);

                                                      (C)      upon the issuance or exercise of the warrants issued or to be issued under and pursuant to the terms of an Agreement and Plan of Merger by and among the Corporation, Triangle Acquisition, Inc. and State Communications, Inc., dated as of June 9, 2000, including, without limitation, the warrants referred to therein as the "$6.00 Warrants" and the "$10.25 Warrants" and the warrants to purchase Common Stock issued pursuant thereto with initial exercise prices of $1.81, $2.03 and $3.50;

                                                      (D)      as a dividend or distribution on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock;

                                                      (E)      in connection with acquisitions from time to time approved by the Board of Directors;

                                                      (F)      upon the issuance or exercise of the Series D Warrants issued or to be issued under and pursuant to the terms of the Securities Purchase Agreement;

                                                      (G)      upon the issuance or exercise of the Series E Warrants issued or to be issued under and pursuant to the terms of the Securities Purchase Agreement;

                                                      (H)      upon the issuance or exercise of the Founders' Warrants (as defined in the Securities Purchase Agreement); and

                                                      (I)      for which adjustment of the Conversion Price is made pursuant to paragraph (e) or paragraph (f) of this Section C.1(iv).

                           (II)         No Adjustment of Conversion Price.   Any provision of this Certificate of Incorporation to the contrary notwithstanding, no adjustment in any Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subparagraph (d)(V) of this Section C.1(iv)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than such applicable Conversion Price in effect on the date of, and immediately prior to, such issue.

                           (III)         Deemed Issue of Additional Shares of Common Stock.    In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (1)        no further adjustments in the applicable Conversion Price shall be made upon the subsequent issue of such Convertible Securities where an adjustment to the Conversion Price had been made on the record date, or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case where an adjustment to the Conversion Price had been made on the record date or issue date;

                                        (2)        if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the applicable Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock);

                                        (3)        upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                      (A)      in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                                      (B)      in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subparagraph (d)(V) of this Section C.1(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                        (4)         no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (a) the applicable Conversion Price on the original adjustment date, or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock, other than those Additional Shares of Common Stock causing such readjustment, between the original adjustment date and such readjustment date;

                                        (5)         in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                        (6)         in the event that any adjustment described in this subparagraph (d)(III) is made, with respect to any Additional Shares of Common Stock that were originally issued (or deemed issued) for a consideration per share equal to or in excess of the applicable Conversion Price then in effect that, had such adjustment been made prior to such original issue date (or deemed original issue date) would have caused such Additional Shares of Common Stock to be issued for a consideration per share less than the applicable Conversion Price then in effect, then such Additional Shares of Common Stock shall be deemed to have been issued as of the date of any such adjustment.

                           (IV)         Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.    In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (d)(III) of this Section C.1(iv)) without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent):

                                        (1)         for Series D Preferred Stock, equal to the lowest consideration per share received or to be received by the Corporation in such issuance of Additional Shares of Common Stock; and

                                        (2)         for Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, each series of Series E Preferred Stock and Series F-1 Preferred Stock, determined by multiplying the applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and all outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock, Convertible Securities or Options solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                           (V)         Determination of Consideration.    For purposes of paragraph (d) of this Section C.1(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                        (1)         Cash and Property.    Such consideration shall:

                                                      (A)      insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                      (B)      insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                                      (C)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                        (2)         Options and Convertible Securities.    The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (d)(III) of this Section C.1(iv), relating to Options and Convertible Securities shall be determined by dividing:

                                                      (A)      the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                                      (B)      the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

              (e)         Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in shares of Common Stock or in any right to acquire shares of Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in shares of Common Stock in an amount equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

              (f)         Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in paragraph (e) of this Section C.1(iv) above or a merger or other reorganization referred to in paragraph (c) of Section C.1(iii) above), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock, the Series D Preferred Stock, each series of Series E Preferred Stock and the Series F-1 Preferred Stock shall thereafter be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by the holders upon conversion of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock, the Series D Preferred Stock, each such series of Series E Preferred Stock or the Series F-1 Preferred Stock immediately before that change.

              (g)         No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.1(iv) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Price against impairment.

              (h)         Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section C.1(iv), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock, as the case may be, a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock, as the case may be.

              (i)         Notices of Record Date. In the event that the Corporation shall propose at any time prior to the conversion of all outstanding shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock: (I) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (II) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (III) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (IV) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock and Series F-1 Preferred Stock:

                                        (1)         at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (III) and (IV) above; and

                                        (2)         in the case of the matters referred to in clauses (III) and (IV) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

              (j)         Issue Taxes.   The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock or Series F-1 Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

              (k)         Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of each such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of each such series of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

              (l)         Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

              (m)         Notices. Any notice required by the provisions of this Section C.1(iv) to be given to the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, any series of Series E Preferred Stock and Series F-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

(v)         Voting. At any meeting of the stockholders of the Corporation, the shares of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock, the Series D Preferred Stock, each of the series of Series E Preferred Stock and the Series F-1 Preferred Stock shall be entitled to the number of votes for each such share held that would equal the number of shares of Common Stock issuable upon conversion of such shares on the record date for the meeting; provided however, that until the earlier of March 31, 2002 or an earlier date as determined by resolution of the Board of Directors of the Corporation, each share of each series of Series E Preferred Stock shall only be entitled to the number of votes equal to (a) in the case of any such share of Series E Preferred Stock that was issued pursuant to the exercise of a Series E Warrant and the consideration used in such exercise was a share or a fraction of a share of Preferred Stock, the number of shares of Common Stock that would have been issuable (on the record date for the meeting) upon conversion of such shares of Preferred Stock (or fraction thereof) that were used as such consideration for such share of Series E Preferred Stock, (b) in the case of any such share of Series E Preferred Stock that was issued pursuant to the exercise of a Series E Warrant and the consideration used in such exercise was a share or a fraction of a share of Common Stock, the number of shares of Common Stock (or fraction thereof) that were used as such consideration for such share of Series E Preferred Stock and (c) in the case of any other share of Series E Preferred Stock, the number of shares of Common Stock issuable upon conversion of such share on the record date for the meeting. The shares of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock, the Series D Preferred Stock, the various series of Series E Preferred Stock, the Series F-1 Preferred Stock and the Common Stock shall vote together as a single class of stock, except where voting separately by class or series is required by the GCL.

(vi)        Reacquired Shares.    Shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock which have been issued and reacquired through purchase, conversion or otherwise shall, upon compliance with the applicable provisions of the GCL, have the status of authorized and unissued shares of Preferred Stock and may be reissued, but only as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and only as set forth in Section 7.20 of the Securities Purchase Agreement.

(vii)        Relation to Other Series of Preferred Stock.    The Series D Preferred Stock shall rank prior to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, each series of Series E Preferred Stock and Series F-1 Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation. The Series F-1 Preferred Stock and all of the series of Series E Preferred Stock shall rank junior to the Series D Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation and prior to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation. The Series F-1 Preferred Stock and all of the series of Series E Preferred Stock shall rank on a parity with each other. The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock shall rank on a parity with each other such series. Any stock of any other series, class or classes of the Corporation shall be deemed to rank:

              (a)         prior to the shares of the Series D Preferred Stock or the Series F-1 Preferred Stock and each of the series of Series E Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be, either as to dividends or upon liquidation, if the holders of such series, class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series D Preferred Stock, or the Series F-1 Preferred Stock and each of the series of Series E Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be;

              (b)         on a parity with the shares of the Series D Preferred Stock or the Series F-1 Preferred Stock and each of the series of Series E Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be, upon liquidation, whether or not the liquidation prices per share are different from those of the Series D Preferred Stock or the Series F-1 Preferred Stock and each of the series of Series E Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be, if the holders of such series, class or classes of stock shall be entitled to the receipt of amounts distributable upon dissolution, liquidation or winding up of the Corporation in proportion to their respective liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series D Preferred Stock or the Series F-1 Preferred Stock and each of the series of Series F-1 Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be; and

              (c)         junior to the shares of the Series D Preferred Stock or the Series F-1 Preferred Stock and each of the series of Series F-1 Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the Series D Preferred Stock or the Series F-1 Preferred Stock and each of the series of Series E Preferred Stock or the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, as the case may be, shall be entitled to the receipt of amounts distributable upon dissolution, liquidation or winding up of the Corporation in preference or priority to the holders of shares of such series, class or classes of stock.

                         2.        Other Series of Preferred Stock.    The terms of the shares of each other series of Preferred Stock shall be as stated and expressed in this Certificate of Incorporation or any amendment hereto, or in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors. Subject to the requirements of the GCL and the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to cause any number of the authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

                         (i)         The number of shares constituting such series of Preferred Stock and the designation thereof;

                         (ii)         The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the times at which, and the terms and conditions on which, any dividends shall be paid;

                         (iii)         The right, if any, of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GCL;

                         (iv)         The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or the right, if any, of the Corporation to exchange the same for, another class or series of stock of the Corporation and the terms and conditions, including any provision for future adjustment in the conversion or exchange rate, under which said shares may be converted or exchanged;

                         (v)         The redemption or purchase price or prices of the shares of such series of Preferred Stock, if any, and the times at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed or purchased;

                         (vi)         The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of such sinking fund;

                         (vii)         The rights of the holders of shares of such series of Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of such holders with respect thereto; and

                         (viii)         Any other relative powers, preferences and rights, and any qualifications, limitations or restrictions, of such series of Preferred Stock.

D. Terms of Common Stock.

                         The voting powers and relative, participating, optional and other special rights of the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

                         1.         Voting Rights and Powers.    Except as provided in the GCL, the holders of shares of the Common Stock shall vote together as a single class (with the holders of all series of Preferred Stock entitled to vote together with the holders of the shares of Common Stock) on all matters as to which such holders are entitled to vote.

                         2.         Dividend Rights.    No cash dividends may be declared and paid upon the Common Stock so long as any Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F-1 Preferred Stock or other securities ranking prior to the Common Stock upon dissolution, liquidation or winding up of the Corporation is outstanding. Thereafter, cash dividends may be declared and paid upon the Common Stock in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof.

                         3.         Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for payment of holders of any outstanding shares of Preferred Stock the full preferential amounts to which they are entitled under Section C.1(iii) or otherwise, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to its shareholders shall be distributed ratably among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

        3.      The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on September __, 2001

John P. Denneen, Secretary